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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                        Date of Report December 4, 1995

                      -----------------------------------


                            SECTOR ASSOCIATES, LTD.
               (Exact name of registrant as specified in charter)


   DELAWARE                        0-17827                   11-2788282
(State or other                  (Commission                 (IRS Employer
jurisdiction of                   File Number)               identification no.)
incorporation)


                           401 CITY AVENUE, SUITE 725
                             BALA CYNWYD, PA  19004
                    (Address of principal executive offices)


                                 (610) 660-5906
              (Registrant's telephone number, including area code)





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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         On November 29, 1995, the Registrant received notice from its independent auditors Grant Thornton, P.C. that it declined to stand for re-election. On November 1, 1995, the Registrant's Board of
Directors authorized the selection and engagement of the firm of Cogen Sklar LLP of 150 Monument Road, Suite 500, Bala Cynwyd, Pennsylvania 19004 to act as the Registrant's independent auditors. Prior to their engagement, no events or consultations occurred with Cogen Sklar LLP which would require disclosure of the type specified in Item 304 of Regulation S-B.

         During the Registrant's two most recently completed fiscal years and the interim period through November 29, 1995, there were no "reportable events" with Grant Thornton, LLP which require disclosure under Item 304 of Regulation S-B. However, the report of Grant Thornton, LLP for the fiscal year ended June 30, 1994 contained a qualification relative to the Registrant's ability to continue operations as a going concern and was modified so as to emphasize certain related party transactions. With this exception, the reports of Grant Thornton, LLP for the Registrant's last two fiscal years did not contain any adverse opinion or disclaimer of opinion.

         There existed no disagreements with the former accountant as to any matters relative to accounting principles and practices, financial statement disclosure or auditing scope and procedure.

         The Registrant has requested its former accountant to furnish it with a letter confirming the statements made in this Report. This letter is unavailable at this time, however, the Registrant undertakes to file it with the Commission within 10 business days from December 4, 1995.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibit 16 - Letter to Commission re: change in certifying accountant (to be filed by amendment).





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   SECTOR ASSOCIATES, LTD.



                                                   By:  /s/ Andrew P. Panzo
                                                        -----------------------
                                                        Andrew P. Panzo
                                                        President



                                                   Date:  December 6, 1995
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